   As filed with the Securities and Exchange Commission on December 23, 1999
                                                        Registration No. 333-___
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              ---------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                                MANOR CARE, INC.

             (Exact name of registrant as specified in its charter)

                                                                34-1687107
                Delaware                                    (I.R.S. Employer
        (State of incorporation)                          Identification Number)

                                MANOR CARE, INC.
                             333 North Summit Street
                             Toledo, Ohio 43604-2617
                                 (419) 252-5500
                    (Address of principal executive offices)

                 HCR STOCK PURCHASE AND RETIREMENT SAVINGS PLAN
                            (FULL TITLE OF THE PLAN)

                               ------------------

                     R. Jeffrey Bixler                          Copies to:                  Mark D. Gerstein
       Vice President, General Counsel and Secretary                                        Latham & Watkins
                     Manor Care, Inc.                                                    Sears Tower, Suite 5800
                  333 North Summit Street                                                Chicago, Illinois 60606
                  Toledo, Ohio 43604-2617                                                    (312) 876-7700
                      (419) 252-5500                                                      Counsel to Registrant

                     (Name, address, including zip code, and
          telephone number, including area code, of agent for service)

                              --------------------
                         CALCULATION OF REGISTRATION FEE

================================= ==================== ====================== ======================== =============================

     Title of each class of             Amount           Proposed maximum        Proposed maximum                Amount of
securities to be registered (1)    to be registered     offering price per      aggregate offering           registration fee
                                                             share (2)                 price
--------------------------------- -------------------- ---------------------- ------------------------ -----------------------------

  Common Stock, par value $.01      200,000 Shares           $14.1875               $2,837,500                    $749.10
           per share
================================= ==================== ====================== ======================== =============================

(1) In addition, pursuant to Rule 416(c) of the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(h), the proposed maximum offering price per share is based upon the average of the high and low prices reported on the New York Stock Exchange for the Company's Common Stock on December 17, 1999, which was $14.1875 per share.
================================================================================

                                EXPLANATORY NOTE

                  This Registration Statement provides for an increase in the number of shares of common stock ($0.01 par value) (the "Common Stock") of Manor Care, Inc. (the "Company") which are registered for issuance pursuant to the HCR Stock Purchase and Retirement Savings Plan ("the Plan"). On December 20, 1994 the Company filed with the Securities and Exchange Commission a Registration Statement on Form S-8 (File No. 333-87640) relating to 400,000 shares of Common Stock to be offered and sold under the HCR Stock Purchase and Retirement Savings Plan (the "Prior Registration Statement"), and the contents of such prior Registration Statement are incorporated into this Registration Statement by reference. Pursuant to Rule 416, the number of registered shares was increased to 600,000 when the Common Stock underwent a 3-for-2 split in the form of a stock dividend effective June 5, 1996. This Registration Statement increases the number of registered shares of Common Stock from 600,000 to 800,000. The Items below contain information required in this Registration that was not included in the Prior Registration Statement.


                                     PART II

Item 3.    Incorporation of Documents by Reference

              The documents listed below have been filed by the Company with the Securities and Exchange Commission (the "Commission") and are incorporated in this Registration Statement by reference:

                   a. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998;

                   b. The Company's Quarterly Report on Form 10-Q for the fiscal quarters ended March 31, June 30 and September 30, 1999;

                   c.  All other reports filed by the Company pursuant to
Section 13(a) and 15(d) of the Securities Exchange Act of 1934 since the end of the Company's fiscal year ended December 31, 1998; and

                   d. The Plan's Annual Report on form 11-K for the fiscal year ended December 31, 1998.

Item 8.    Exhibits

       Exhibit Number                                 Description
       --------------                                 -----------

            4.1 First Amendment to the HCR Stock Purchase and Retirement Savings Plan

            4.2 Second Amendment to the HCR Stock Purchase and Retirement Savings Plan

            4.3 Third Amendment to the HCR Stock Purchase and Retirement Savings Plan

            4.4 Fourth Amendment to the HCR Stock Purchase and Retirement Savings Plan

             5 Opinion of R. Jeffrey Bixler, General Counsel of the Company

            23.1              Consent of Ernst & Young LLP

            23.2 Consent of R. Jeffrey Bixler (included in the opinion filed as Exhibit 5)

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toledo, State of Ohio, on December 23, 1999.

                                  MANOR CARE, INC.


                                  By: /s/ R. Jeffrey Bixler
                                     -------------------------------------------
                                          R. Jeffrey Bixler, Vice President,
                                          General Counsel and Secretary


                  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE                                     TITLE                                                       DATE
---------                                     -----                                                       ----

                                                                                            )
/s/ Stewart Bainum, Jr.                       Chairman of the Board, Director               )
------------------------------------                                                        )
Stewart Bainum, Jr.                                                                         )
                                                                                            )
s/ Stewart Bainum                             Director                                      )
------------------------------------                                                        )
Stewart Bainum                                                                              )
                                                                                            )
                                                                                            )
/s/ Joseph H. Lemieux                         Director                                      )
------------------------------------                                                        )
Joseph H. Lemieux                                                                           )    December 23, 1999
                                                                                            )
                                                                                            )
/s/ William H. Longfield                      Director                                      )
------------------------------------                                                        )
William H. Longfield                                                                        )
                                                                                            )
                                                                                            )
/s/ Frederic V. Malek                         Director                                      )
------------------------------------                                                        )
Frederic V. Malek                                                                           )
                                                                                            )
                                                                                            )
/s/ Geoffrey G. Meyers                        Executive Vice President and Chief            )
------------------------------------          Financial Officer (Principal Financial        )
Geoffrey G. Meyers                            Officer)                                      )
                                                                                            )
                                                                                            )
/s/ Spencer C. Moler                          Vice President and Controller (Principal      )
------------------------------------          Accounting Officer)                           )
Spencer C. Moler                                                                            )
                                                                                            )
/s/ Paul A. Ormond                            President and Chief Executive Officer         )
------------------------------------          (Principal Executive Officer); Director       )
Paul A. Ormond                                                                              )
                                                                                            )

                                                                                            )
/s/ Robert G. Siefers                         Director                                      )
------------------------------------                                                        )
Robert G. Siefers                                                                           )
                                                                                            )
                                                                                            )
/s/ M. Keith Weikel                           Senior Executive Vice President and Chief     )
------------------------------------          Operating Officer; Director                   )
M. Keith Weikel                                                                             )
                                                                                            )
                                                                                            )
/s/ Gail R. Wilensky                         Director                                       )
------------------------------------                                                        )
Gail R. Wilensky                                                                            )
                                                                                            )
/s/ Thomas L. Young                          Director                                       )
------------------------------------                                                        )
Thomas L. Young                                                                             )


                  Pursuant to the requirements of the Securities Act of 1933, the plan administrator has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toledo, State of Ohio, on December 23, 1999.

                                 HCR STOCK PURCHASE AND RETIREMENT SAVINGS PLAN

                                 By:      MANOR CARE, INC.
                                          EMPLOYEE BENEFITS COMMITTEE
                                          PLAN ADMINISTRATOR

                                          By:      /s/ Wade B. O'Brian
                                             -----------------------------------
                                          Name:    Wade B. O'Brian
                                               ---------------------------------
                                          Title:   Chairman
                                               ---------------------------------

                                 EXHIBIT INDEX


                                                                                                      SEQUENTIALLY
     EXHIBIT                                                                                            NUMBERED
     NUMBER        DESCRIPTION                                                                            PAGE
     ------        -----------                                                                            ----

      *4.1         First Amendment to the HCR Stock Purchase and Retirement Savings Plan                  E-1

      *4.2         Second Amendment to the HCR Stock Purchase and Retirement Savings Plan                 E-5

      *4.3         Third Amendment to the HCR Stock Purchase and Retirement Savings Plan                  E-14

      *4.4         Fourth Amendment to the HCR Stock Purchase and Retirement Savings Plan                 E-20

       *5          Opinion of R. Jeffrey Bixler                                                           E-25

      *23.1        Consent of Ernst & Young LLP                                                           E-26

      *23.2        Consent of R. Jeffrey Bixler (included in opinion filed as Exhibit 5)


----------------------
* Filed herewith
